UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2026

NETSTREIT Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(972) 200-7100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

New At-the-Market Offering Program

On April 21, 2026, NETSTREIT Corp. (the “Company”) and NETSTREIT, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into an equity offering sales agreement with Wells Fargo Securities, LLC, BofA Securities, Inc., Robert W. Baird & Co. Incorporated (“Baird”), BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent) (“BNY Mellon”), BTIG, LLC (“BTIG”), Cantor Fitzgerald & Co., Capital One Securities, Inc. (“Capital One”), Citigroup Global Markets Inc., Huntington Securities, Inc. (“Huntington”), Jefferies LLC (“Jefferies”), Mizuho Securities USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Regions Securities LLC (“Regions”), Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated (“Stifel”), StoneX Financial Inc. (“StoneX Financial”), TD Securities (USA) LLC and Truist Securities, Inc. as sales agents and/or principals (except in the case of StoneX Financial and BNY Mellon), and as forward sellers (except in the case of BTIG and Capital One) (in any such capacity, each an “agent” and collectively, the “agents”) relating to the offer and sale of shares of the Company’s common stock, par value $0.01 per share (“common stock”), from time to time having an aggregate offering price of up to $400 million (the “Sales Agreement”). The agents, when acting in their capacity as sales agents, are referred to individually as a “sales agent” and collectively as “sales agents.” The Sales Agreement provides that, in addition to the issuance and sale of common stock by the Company through a sales agent acting as a sales agent or directly to the sales agent acting as principal for its own account at a price agreed upon at the time of sale, the Company also may enter into forward sale agreements with Wells Fargo Bank, National Association, Bank of America, N.A., Baird, The Bank of New York Mellon, The Bank of Nova Scotia, CF Secured, LLC, Citibank, N.A., Huntington, Jefferies, Mizuho Markets Americas LLC, Nomura Global Financial Products Inc., Regions, Royal Bank of Canada, Stifel, StoneX Financial, The Toronto-Dominion Bank and Truist Bank, or their respective affiliates. These entities, when acting as forward purchasers, are referred to individually as a “forward purchaser” and collectively as “forward purchasers.” In connection with any forward sale agreement, the relevant forward purchaser will borrow from third parties and, through the relevant agent, acting as sales agent for such forward purchaser (an agent, in such capacity, each, a “forward seller” and collectively, the “forward sellers”), sell a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement.

Pursuant to the terms of the Sales Agreement, sales, if any, of shares of common stock made through the sales agents, acting as sales agents for the Company, or the forward sellers, acting as agents for the applicable forward purchaser, may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the New York Stock Exchange, on any other primary trading market for common stock or to or through a market maker (which may include block transactions). In addition, with the Company’s prior consent, the sales agents may also sell shares of common stock in privately negotiated transactions.

Each sales agent will receive a commission that will not exceed, but may be lower than, 1.5% of the gross sales price of all shares sold through it as sales agent under the Sales Agreement. In connection with each forward sale, the Company will pay the applicable forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that shall not be more than 1.5% of the gross sales price of all borrowed shares of common stock sold by it as a forward seller (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

The offering of shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of shares of common stock subject to the Sales Agreement having an aggregate gross sales price of $400 million and (ii) the termination of the Sales Agreement in accordance with its terms. The offering of shares of common stock pursuant to the Sales Agreement may also be suspended as permitted therein.

The Company intends to contribute the net proceeds from the issuance and sale of its common stock through the sales agents and the net proceeds received upon the settlement of the forward sale agreements, if any, to the Operating Partnership, which in turn intends to use the net proceeds for general corporate purposes, which may include funding of acquisitions of properties, development activities in the Company’s pipeline and other investments, working capital and repayment of debt, including amounts outstanding from time to time under the Company’s $500.0 million senior unsecured revolving credit facility.

The Company will not initially receive any proceeds from the sale of borrowed shares of common stock by a forward seller. The Company expects to fully physically settle each particular forward sale agreement with the applicable forward purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company would expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds from the issuance of shares, and would instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of common stock (in the case of net share settlement).

The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the forward sale agreement is not complete and is qualified in its entirety by reference to the full text of the form of forward confirmation, which is included as Annex II to Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of common stock sold under the Sales Agreement will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-281479), including the base prospectus therein, filed by the Company with the Securities and Exchange Commission on August 12, 2024, as supplemented by the prospectus supplement dated April 21, 2026 relating to the Sales Agreement. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Termination of At-the-Market Offering Program

Effective April 21, 2026, in connection with the establishment of the new at-the-market offering program described above, the Company terminated the equity offering sales agreement, dated August 12, 2024, by and among the Company and the Operating Partnership, on the one hand, and the Agents and the Forward Purchasers (each as defined therein), on the other hand (the “Prior ATM Sales Agreement”). As a result of such termination, the Company will not offer or sell any additional shares of common stock under the Prior ATM Sales Agreement. As of the date of this Current Report on Form 8-K, the Company has sold shares of common stock with an aggregate offering price of approximately $256.1 million (including unsettled shares subject to forward sale agreements) under the Prior ATM Sales Agreement. As of the date of this Current Report on Form 8-K, the Company has entered into forward sale agreements with respect to an aggregate of 12,777,902 shares of common stock that remain unsettled under (i) the Company’s previous $300.0 million at-the-market equity program, which was established in October 2023 and terminated in August 2024 and (ii) the Prior ATM Sales Agreement. The Company may physically settle these forward agreements (by delivery of shares of common stock) and receive proceeds from the sale of those shares on one or more forward settlement dates, which shall occur no later than the stated maturity dates ranging from September 2026 through March 2027.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	ATM Equity Offering Sales Agreement, dated April 21, 2026, by and among the Company and NETSTREIT, L.P., and the Agents and the Forward Purchasers (as defined therein).
5.1	Opinion of Morrison & Foerster LLP.
8.1	Opinion of Morrison & Foerster LLP regarding tax matters.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).
104	Cover page interactive data file (embedded within the inline XBRL document).

*	Certain of the schedules to this exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

By:	/s/ DANIEL DONLAN
Daniel Donlan
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: April 21, 2026